UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 14, 2006
ENCORE WIRE CORPORATION
(Exact name of Registrant as specified in its charter)

Delaware	0-20278	75-2274963

(State or other jurisdiction of incorporation or organization)	Commission File Number	(I.R.S. Employer Identification No.)

1410 Millwood Road
McKinney, Texas	75069

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (972) 562-9473
(Former name, former address and former fiscal year, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 7— Regulation FD
Item 7.01. Regulation FD Disclosure
     On November 14, 2006, Encore Wire Corporation (“the Company”) issued a press release announcing the declaration of a dividend of $0.02 per share. The record date for the dividend is January 5, 2007 and it will be paid on January 19, 2007. In the press release, the Company also announced Board authorization of a stock repurchase program for up to 1.0 million shares, which program supersedes the Company’s existing stock repurchase program. Stock repurchases under the new repurchase program will be made from time to time, based on stock availability and price.
     The text of the press release is included as Exhibit 99.1 to this Form 8-K.
     The information disclosed under this Item 7.01, including Exhibit 99.1 hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such filing.
Section 9—Financial Statements and Exhibits
Item 9.01. Financial Statements and Exhibits
(c) Exhibits.
99.1	November 14, 2006 Press Release by Encore Wire Corporation.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ENCORE WIRE CORPORATION
Date: November 14, 2006	By:	/s/ FRANK J. BILBAN
Frank J. Bilban, Vice President — Finance,
Chief Financial Officer, Treasurer and Secretary

INDEX TO EXHIBITS

Item	Exhibit

99.1	November 14, 2006 Press Release by Encore Wire Corporation.